                                                                     EXHIBIT 2.1

                          SHARE ACQUISITION AGREEMENT

                                  BY AND AMONG

                                MEDIAPLEX, INC.

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                           McCANN-ERICKSON USA, INC.

                                      AND

                              ADWARE SYSTEMS, INC.

                           Dated as of June 30, 2000

                               TABLE OF CONTENTS

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                                                                                                         Page
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
ARTICLE I PURCHASE AND SALE OF COMPANY CAPITAL STOCK..................................................     1

  1.1  Definitions....................................................................................     1
  1.2  Purchase and Sale..............................................................................     3
  1.3  Closing........................................................................................     3
  1.4  No Further Ownership Rights in Company Shares..................................................     4
  1.5  Taking of Necessary Action; Further Action.....................................................     4
  1.6  Post-Closing Adjustment to the Purchase Price..................................................     5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY...................................     6

  2.1  Organization of the Company....................................................................     6
  2.2  Subsidiaries...................................................................................     7
  2.3  Company Capital Structure......................................................................     7
  2.4  Authority......................................................................................     7
  2.5  Noncontravention...............................................................................     8
  2.6  Consents.......................................................................................     8
  2.7  Financial Statements...........................................................................     9
  2.8  No Undisclosed Liabilities.....................................................................     9
  2.9  Absence of Changes.............................................................................     9
  2.10 Tax Matters....................................................................................    11
  2.11 Restrictions on Business Activities............................................................    13
  2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.................    14
  2.13 Intellectual Property..........................................................................    15
  2.14 Contracts......................................................................................    20
  2.15 Governmental Authorization.....................................................................    22
  2.16 Litigation.....................................................................................    22
  2.17 No Liquidation, Insolvency, Winding-Up.........................................................    22
  2.18 Accounts Receivable............................................................................    23
  2.19 Books and Records..............................................................................    23
  2.20 Environmental Matters..........................................................................    23
  2.21 Brokers' and Finders' Fees.....................................................................    24
  2.22 Employee Matters and Benefit Plans.............................................................    24
  2.23 Interested Party Transactions..................................................................    29
  2.24 Suppliers......................................................................................    29
  2.25 No Illegal Payments, Etc.......................................................................    29
  2.26 Insurance......................................................................................    29
  2.27 Compliance with Laws...........................................................................    30
  2.28 Warranties; Indemnities........................................................................    30
  2.29 Complete Copies of Materials...................................................................    30
  2.30 Representations Complete.......................................................................    30
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                               TABLE OF CONTENTS
                                  (continued)

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
                                                                                                      Page
                                                                                                      ----
ARTICLE IIIA ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER...................................... 30
   3A.1 Ownership..................................................................................... 30
   3A.2 Authority..................................................................................... 30
   3A.3 Noncontrovention.............................................................................. 31
   3A.4 Consents...................................................................................... 31
   3A.5 Investment Representations.................................................................... 31
   3A.6 Buyer Disclosure Documents.................................................................... 32

ARTICLE IIIB  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PARENT..................................... 33
   3B.1 Authority..................................................................................... 33
   3B.2 Noncontravention.............................................................................. 33
   3B.3 Consents...................................................................................... 33
   3B.4 Buyer Disclosure Documents.................................................................... 34

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER.................................................... 34

   4.1 Organization, Standing and Power............................................................... 34
   4.2 Authority...................................................................................... 34
   4.3 Capital Structure.............................................................................. 35
   4.4 Issuance of Buyer Common Stock................................................................. 35
   4.5 Capital Resources.............................................................................. 35
   4.6 SEC Documents; Buyer Financial Statements...................................................... 35
   4.7 Accredited Investor............................................................................ 35
   4.8 No Conflict.................................................................................... 36
   4.9 Consents....................................................................................... 36
   4.10 Absence of Certain Changes or Events.......................................................... 36
   4.11 Brokers' and Finders' Fees.................................................................... 36

ARTICLE V CONDUCT PRIOR TO THE CLOSING................................................................ 36

   5.1 Conduct of Business of the Company............................................................. 36
   5.2 No Solicitation................................................................................ 39

ARTICLE VI ADDITIONAL AGREEMENTS...................................................................... 39

   6.1 Ownership of Company Shares.................................................................... 39
   6.2 Access to Information.......................................................................... 39
   6.3 Confidentiality................................................................................ 40
   6.4 Expenses....................................................................................... 40
   6.5 Public Disclosure.............................................................................. 40
   6.6 Consents....................................................................................... 40
   6.7 Reasonable Efforts............................................................................. 41
   6.8 Notification of Certain Matters................................................................ 41
   6.9 Financial Statements........................................................................... 41
   6.10 Services Agreements........................................................................... 41
   6.11 Parent Employee Plans......................................................................... 42
   6.12 Non-Competition Agreement..................................................................... 42
   6.13 Tax Matters................................................................................... 42
   6.14 Transfer of Assets............................................................................ 45
   6.15 Trade Secrets, Know-how and Confidential Information.......................................... 46
   6.16 Equitable Remedy.............................................................................. 46
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                               TABLE OF CONTENTS

                                  (continued)

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  6.17 Additional Documents and Further Assurances.................................................... 46

ARTICLE VII CONDITIONS TO THE CLOSING................................................................. 46

  7.1 Conditions to Obligations of Each Party to Effect the Acquisition............................... 46
  7.2 Additional Conditions to Obligations of Seller and the Company.................................. 47
  7.3 Additional Conditions to the Obligations of Buyer............................................... 48

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.............................. 50

  8.1 Survival of Representations and Warranties...................................................... 50
  8.2 Indemnification by Parent and Seller............................................................ 51
  8.3 Claims Against the Escrow Fund.................................................................. 51
  8.4 Limitations on Parent and Seller Indemnification................................................ 51
  8.5 Indemnification by Buyer........................................................................ 51
  8.6 Limitations on Buyer Indemnification............................................................ 51
  8.7 Claims Procedure................................................................................ 52

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.......................................................... 53

  9.1 Termination..................................................................................... 53
  9.2 Effect of Termination........................................................................... 54
  9.3 Amendment....................................................................................... 54
  9.4 Extension; Waiver............................................................................... 54

ARTICLE X GENERAL PROVISIONS.......................................................................... 54

 10.1 Notices......................................................................................... 54
 10.2 Interpretation.................................................................................. 56
 10.3 Counterparts.................................................................................... 56
 10.4 Entire Agreement; Assignment.................................................................... 57
 10.5 Severability.................................................................................... 57
 10.6 Other Remedies.................................................................................. 57
 10.7 Governing Law................................................................................... 57
 10.8 Rules of Construction........................................................................... 57
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

                               INDEX OF EXHIBITS

     Exhibit         Description
     -------         -----------

     Exhibit A       Form of Escrow Agreement

     Exhibit B       Company Disclosure Schedule

     Exhibit C       Form of Service Agreements

     Exhibit D       Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati,
                     P.C., counsel to Buyer

     Exhibit E       Form of Legal Opinion of counsel to Parent, Seller and the
                     Company

                          SHARE ACQUISITION AGREEMENT

     This SHARE ACQUISITION AGREEMENT (the "Agreement") is made and entered into
                                            ---------
as of June 30, 2000 by and among Mediaplex, Inc., a Delaware corporation

("Buyer"), The Interpublic Group of Companies, Inc., a Delaware corporation
  -----
("Parent"), McCann-Erickson USA, Inc., a Delaware corporation and a wholly owned
 --------
subsidiary of Parent ("Seller"), and AdWare Systems, Inc., a Kentucky
                       ------
corporation and a wholly-owned subsidiary of Seller (the "Company").
                                                          -------

                                   RECITALS

     WHEREAS, the Board of Directors of Buyer believes it is in the best interests of Buyer and its stockholders that Buyer purchase all the outstanding Company Capital Stock (as defined in Section 1.1) from Seller (the "Acquisition");
 -----------

     WHEREAS, Parent and Seller desire that Seller sell all the outstanding Company Capital Stock to Buyer; and

     WHEREAS, Parent, Seller and the Company, on the one hand, and Buyer, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                  PURCHASE AND SALE OF COMPANY CAPITAL STOCK

     1.1  Definitions.  For all purposes of this Agreement, the following terms
          -----------
shall have the following meanings:

          "Actual Company Revenues" shall mean all Company Revenues (as defined
           -----------------------
below) for the fiscal year ended December 31, 2000.

          "Additional Stock Consideration" shall mean the number of unregistered
           ------------------------------
shares of Buyer Common Stock equal to the lesser of (i) the quotient of (x) the product of (A) three multiplied by (B) the amount by which Actual Company Revenues (as determined in accordance with Section 1.6(a) and as set forth in the Final Statement) exceed Committed Revenues, divided by (y) the Ten Day Average Closing Price, with such quotient being rounded down to the nearest whole share; and (ii) the quotient of (x) $3,000,000, divided by (y) the Ten Day Average Closing Price, with such quotient being rounded down to the nearest whole share.

          "Buyer Common Stock" shall mean shares of common stock of Buyer,
           ------------------
$0.0001 par value per share.

          "Cash Consideration" shall mean a cash amount of $4,000,000.
           ------------------

          "Committed Revenues" shall mean Company Revenues (as defined below) of
           ------------------
$9,087,100 for the fiscal year ended December 31, 2000.

          "Company Capital Stock" shall mean (i) shares of Company Common Stock,
           ---------------------
and (ii) any other capital stock of the Company.

          "Company Common Stock" shall mean all shares of common stock of the
           --------------------
Company, no par value per share.

          "Company Customers" shall mean (i) current or former customers of the
           -----------------
Company as of the Closing Date and (ii) any Parent Affiliate or Seller
Affiliate.

          "Company Revenues" shall mean all revenue accrued by the Company in
           ----------------
accordance with GAAP for services or products provided to Company Customers through existing products and services offered by the Company on the Closing Date. For purposes of the foregoing sentence, existing products and services offered by the Company on the Closing Date shall be deemed to include upgrades to and new versions of any such existing products and services only if such upgrades and/or new versions do not incorporate material Technology or Intellectual Property Rights of Buyer (excluding for this purpose Technology or Intellectual Property Rights of the Company acquired by Buyer as a result of the Acquisition).

          "GAAP" shall mean U.S. generally accepted accounting principles.
           ----

          "Material Adverse Effect" shall mean any change, event or effect that
           -----------------------
is or that would reasonably be expected to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and the Subsidiary, taken as a whole.

          "Parent Affiliate" shall mean any entity that directly, or indirectly
           ----------------
through one or more intermediaries, controls or is controlled by, or is under common control with Parent.

          "Purchase Price" shall mean the Cash Consideration and the Stock
           --------------
Consideration (as adjusted in accordance with Section 1.6 hereof to reflect the Additional Stock Consideration or the Stock Consideration Reduction, as applicable).

          "Related Agreements" shall mean all such other agreements, documents
           ------------------
and other instruments required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

          "Seller Affiliate" shall mean any entity that directly, or indirectly
           ----------------
through one or more intermediaries, controls or is controlled by, or is under common control with Seller.

          "Stock Consideration" shall mean the number of unregistered shares of
           -------------------
Buyer Common Stock equal to the quotient of $23,261,300 divided by the Ten Day Average Closing Price, with such quotient being rounded down to the nearest whole share.

          "Stock Consideration Reduction" shall mean the number of unregistered
           -----------------------------
shares of Buyer Common Stock equal to the lesser of: (i) the quotient of (x) the product of (A) three multiplied by (B) the amount by which Committed Revenues exceed Actual Company Revenues (as determined in accordance with Section 1.6(a) and as set forth in the Final Statement), divided by (y) the Ten Day Average Closing Price, with such quotient being rounded down to the nearest whole share; and (ii) the quotient of (x) $3,000,000, divided by (y) the Ten Day Average Closing Price, with such quotient being rounded down to the nearest whole share.

          "Subsidiary" shall mean AdWare Systems Canada, Inc., a wholly owned
           ----------
subsidiary of the Company.

          "Ten Day Average Closing Price" shall mean the average closing price
           -----------------------------
of one share of Buyer Common Stock as reported on the Nasdaq National Market for the ten consecutive trading days beginning on and inclusive of the fourteenth trading day prior to the Closing Date and ending on and inclusive of the fifth trading day prior to the Closing Date.

      1.2  Purchase and Sale.  At the Closing and subject to and upon the terms
           -----------------
and conditions of this Agreement, Buyer shall purchase from Seller and Seller shall sell, convey, transfer, assign and deliver to Buyer, free and clear of all liens, encumbrances or other defects of title, all the outstanding shares of Company Capital Stock (the "Company Shares").
                            --------------

     1.3  Closing.
          -------

          (a) Unless this Agreement is earlier terminated pursuant to Section 9.1, closing of the Acquisition (the "Closing") will take place as promptly as
                                      -------
practicable, but no later than five business days following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Buyer, Parent and Seller. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."
                    ------------

          (b) At the Closing, Parent and Seller shall deliver or cause to be delivered to Buyer the following:

               (i) one or more stock certificates representing the Company Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto; and

               (ii) all other documents, agreements, certificates, instruments or writings required to be delivered by Parent, Seller or the Company on or prior to the Closing Date pursuant to this Agreement or as may be reasonably requested by any party hereto in order to consummate the transactions contemplated by this Agreement.

          (c)  At the Closing, Buyer shall deliver to Seller the following:

               (i) the Cash Consideration, payable by wire transfer to an account of Seller designated in writing by Seller and delivered to Buyer at least two business days prior to the Closing Date;

               (ii) a stock certificate representing 90% of the Stock Consideration, rounded down to the nearest whole share, registered in the name of Seller; and

               (iii) all other documents, agreements, certificates or writings required to be delivered by Buyer on or prior to the Closing Date pursuant to this Agreement or as may be reasonably requested by any party hereto in order to consummate the transactions contemplated by this Agreement.

          (d) At the Closing, Buyer shall deliver to the Escrow Agent a stock certificate representing 10% of the Stock Consideration, rounded up to the nearest whole share (the "Escrow Shares"), registered in the name of the Escrow
                          -------------
Agent, to the Escrow Agent appointed pursuant to a certain Escrow Agreement by and among Buyer, Parent, Seller, and the Escrow Agent, substantially in the form attached hereto as Exhibit A (the "Escrow Agreement").
                            ---------       ----------------

          (e) All certificates representing the Stock Consideration and, if applicable, Additional Stock Consideration shall bear the following legends:

               (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

               (ii) Any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended.

     1.4  No Further Ownership Rights in Company Shares.  All consideration paid
          ---------------------------------------------
in respect of the surrender for exchange of the Company Shares in accordance with the terms hereof, shall be deemed to be full satisfaction of all Seller's rights pertaining to such Company Shares.

     1.5  Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to ensure that the Company retains full right, title and possession to all of its assets, property, rights, privileges, powers and franchises, Buyer, Parent, Seller and the Company will take all such lawful and reasonably necessary action.

     1.6  Post-Closing Adjustment to the Purchase Price.
          ---------------------------------------------

          (a)  Determination of Actual Company Revenues.
               ----------------------------------------

               (i) As soon as practicable but no later than February 28, 2001, Buyer shall deliver to Seller a statement of the Actual Company Revenues (the "Revenue Statement"), which will be determined in accordance with GAAP
      -----------------
applied on a consistent basis, but applied to the Company as if it were a stand alone entity, which Revenue Statement shall be calculated and audited by Buyer's certified public accountants. If Seller determines in good faith that the amount of the Actual Company Revenues as so computed on the Revenue Statement is inaccurate, Seller shall have thirty (30) days following its receipt of the Revenue Statement in which to deliver written notice of such disagreement to Buyer. Such notice shall (i) set forth the Seller's determination of Actual Company Revenues and (ii) specify in reasonable detail the nature of Seller's basis for its disagreement with Buyer's calculation. Seller's failure to give written notice to Buyer within the thirty (30) day period shall constitute acceptance of the amount of Actual Company Revenues as set forth on the Revenue Statement, and in such case the Revenue Statement shall become the "Final Statement."

               (ii) If Buyer and Seller resolve their disagreement in the determination of Actual Company Revenues within thirty (30) days after Buyer's receipt of written notice of such disagreement, then Buyer and Seller shall set forth such agreement in writing, and in such case such agreement shall become the "Final Statement."

               (iii) If Buyer and Seller are unable to resolve their disagreement in the determination of Actual Company Revenues within thirty (30) days after Buyer's receipt of written notice of such disagreement, Buyer and Seller will refer the dispute to an accounting firm of national recognition mutually acceptable to Buyer and Seller, and not then representing Buyer, Parent, Seller or the Company (the "Independent Accountant"). The Independent
                                    ----------------------
Accountant shall make a determination of Actual Company Revenues, which shall be set forth in writing and furnished to Buyer and Seller, which determination shall be conclusive and binding. In such case, the Independent Accountant's final written determination of Actual Company Revenues shall become the "Final Statement."

               (iv) Fifty percent (50%) of the fees and expenses of the Independent Accountant shall be paid by Buyer and fifty percent (50%) of the fees and expenses of the Independent Accountant shall be paid by Seller; provided, however, that the non-prevailing party shall reimburse the prevailing
--------  -------
party for its portion of such fees and expenses. For purposes of the foregoing, Seller shall be the prevailing party if the Independent Accountant's determination of Actual Company Revenues exceeds by 10% or more the Actual Company Revenues as set forth in the Revenue Statement and Buyer shall be the prevailing party if the Independent Accountant's determination of Actual Company Revenues is less than 10% higher than the Actual Company Revenues as set forth in the Revenue Statement.

          (b)  Increase in Stock Consideration.  In the event that Actual
               -------------------------------
Company Revenues (as determined in accordance with Section 1.6(a) and as set forth in the Final Statement) exceed

Committed Revenues, Buyer shall deliver to Seller no later than March 31, 2001 (or, in the event of a dispute referred to the Independent Accountant as set forth in Section 1.6(a)(iii) above, no later than the date ten business days after delivery to the Buyer and Seller of the Independent Accountant's final determination if such date is later than March 31, 2001), a stock certificate, registered in the name of Seller, representing the Additional Stock Consideration.

          (c)  Decrease in Stock Consideration.  In the event that Committed
               -------------------------------
Revenues exceed Actual Company Revenues (as determined in accordance with Section 1.6(a) and as set forth in the Final Statement), Seller shall deliver to Buyer no later than March 31, 2001 (or, in the event of a dispute referred to the Independent Accountant as set forth in Section 1.6(a)(iii) above, no later than the date ten business days following delivery to the Buyer and Seller of the Independent Accountant's final determination if such date is later than March 31, 2001), a stock certificate representing the Stock Consideration Reduction duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto. Buyer shall cause its transfer agent to take all actions necessary by such transfer agent to effect the delivery set forth in this Section 1.6(c).

                                  ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

     Each of the Company and, to their respective knowledge, each of Parent and Seller hereby, jointly and severally, represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) and dated as of the date hereof supplied by the Company to Buyer and attached hereto as Exhibit B
                                                                    ---------
(the "Company Disclosure Schedule"), that on the date hereof and as of the
      ---------------------------
Closing as though made at the Closing as follows:

     2.1  Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Kentucky. The Company has the corporate power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification is required, except for such failures to be so duly qualified that could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Buyer a true and correct copy of its charter documents and bylaws, each as amended to date. Section 2.1 of the Company Disclosure Schedule lists the directors and officers of the Company and sets forth all other names under which the operations now being conducted by the Company have been conducted. The Company is not in violation of any term of its charter documents or its bylaws. The Company is not in violation of the term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company or to which the Company is a party, where any violation, noncompliance or default would result in, either individually or in the aggregate, a Material Adverse Effect.

     2.2  Subsidiaries.  Except as set forth on Section 2.2 of the Company
          ------------
Disclosure Schedule, the Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Subsidiary is duly qualified to do business and in good standing in a foreign corporation in each jurisdiction in which such qualification is required, except for such failures to be so duly qualified that could not reasonably be expected to have a Material Adverse Effect. The Subsidiary is not in violation of any term of its charter documents or its bylaws. The Subsidiary is not in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Subsidiary or to which the Subsidiary is a party, where any violation, noncompliance or default would result in, either individually or in the aggregate a Material Adverse Effect. All of the shares of capital stock of the Subsidiary are owned of record and beneficially by the Company.

     2.3  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists only of two thousand (2,000) shares of authorized Common Stock, no par value per share. One hundred (100) shares of Common Stock are issued and outstanding as of the date hereof. All issued and outstanding shares of Company Capital Stock are held by Seller. All outstanding shares of the Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable. There are no declared or accrued unpaid dividends with respect to any shares of the Company Capital Stock. No person or entity is entitled to any preemptive or similar right with respect to the issuance of any Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

          (b) Neither the Company nor the Subsidiary has ever adopted or maintained any stock option plan or other plan providing for equity compensation of any person. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, contingent or otherwise, to which the Company or the Subsidiary is a party or by which it is bound obligating the Company or the Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or any shares of capital stock of the Subsidiary or obligating the Company or the Subsidiary to grant or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company or the Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or the Subsidiary. As a result of the Acquisition, Buyer will be the record and sole beneficial owner of all outstanding Company Capital Stock and all rights to acquire or receive any Company Capital Stock.

     2.4  Authority.  The Company has all requisite power and authority to enter
          ---------
into this Agreement and any Related Agreements (as defined below) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement, any Related Agreements to which it is a party or the transactions contemplated hereby and thereby. The Board of Directors of the Company has unanimously approved this Agreement, the Acquisition and any Related Agreements. This Agreement has been, and any Related Agreements to which the Company is a party have been or will have been prior to the Closing, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.5  Noncontravention.  Except as disclosed on Section 2.5 of the Company
          ----------------
Disclosure Schedule:

          (a) The execution and delivery of this Agreement and any Related Agreements to which it is a party by the Company do not, and, the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the charter documents or bylaws
               --------
(or like document) of the Company or the Subsidiary, (ii) any material mortgage, indenture, lease, contract or other material agreement or instrument, permit, concession, franchise or license to which the Company or the Subsidiary is a party or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Subsidiary; and

          (b) The execution and delivery of this Agreement and any Related Agreements to which the Company is a party by the Company do not, and the consummation of the transactions contemplated hereby and thereby will not require any notice under any material agreements, contract, lease, license, instrument or other arrangement to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of their respective assets are subject (or result in the imposition of a Lien (as defined in Section 2.10(b)) upon the Company or the Subsidiary or any of their assets or properties).

     2.6  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any material agreement with the Company or the Subsidiary (so as not to trigger any Conflict), is required by or with respect to the Company or the Subsidiary in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for those consents and approvals set forth on Section 2.6 of the Company Disclosure Schedule (which sets forth a true, correct and complete list of the identities of any person whose consent or approval is so required and the matter, agreement or contract to which such consent relates).

     2.7  Financial Statements.  Section 2.7 of the Company Disclosure Schedule
          --------------------
sets forth the Company's unaudited balance sheet as of December 31, 1999 and the related unaudited statements of income for the twelve-month period ended December 31, 1999 (the "Year-End Financials") and the Company's unaudited
                        -------------------
balance sheet as of May 31, 2000 (the "Most Recent Balance Sheet") and the
                                       -------------------------
related unaudited statements of income for the five month period then ended (collectively, the "Interim Financials"). The Year-End Financials and the
                    ------------------
Interim Financials are correct in all material respects and the Interim Financials have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain all the notes that may be required by GAAP). The Year-End Financials and Interim Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not expected to be material in amount or significance, and subject in the case of the Year-End Financials to normal year-end adjustments similar to those for the Interim Financials, which may be material in amount in the case of adjustments made to reflect the Company as a stand-alone entity.

     2.8  No Undisclosed Liabilities.  The Company does not have any liability,
          --------------------------
indebtedness, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent or matured ("Liability"), which
                                                   ---------
individually or in the aggregate (i) has, as of the date of the Most Recent Balance Sheet, not been reflected or reserved against in the Most Recent Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since the date of the Most Recent Balance Sheet.

     2.9  Absence of Changes.  Except as set forth on Section 2.9 of the Company
          ------------------
Disclosure Schedule and except for changes that occurred in the ordinary course of business consistent with past practices, since the date of the Most Recent Balance Sheet, there has not been, occurred or arisen any:

          (a)  transaction by the Company or the Subsidiary;

          (b) amendments or changes to the charter documents, bylaws (or like document), stockholder agreements or other organizational documents of the Company or the Subsidiary;

          (c) capital expenditure or commitment by the Company or the Subsidiary, in an amount in excess of $10,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company or the Subsidiary (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the Subsidiary;

          (g) revaluation by the Company or the Subsidiary of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock or the capital stock of the Subsidiary, or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company or the Subsidiary to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company or the Subsidiary of a bonus or other additional salary or compensation to any such person;

          (j) agreement, contract, covenant, instrument, lease, license or commitment to which the Company or the Subsidiary is a party or by which they or any of their respective assets is bound or any termination, extension, amendment or modification to the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or the Subsidiary is a party or by which they or any of their respective assets is bound;

          (k) inbound license agreement with respect to the Technology or Intellectual Property Rights (as each is defined in Section 2.13) of any third party or any outbound license agreement with respect to the Company Intellectual Property (as defined in Section 2.13) with any third party;

          (l) agreement with any person or entity providing for the possible acquisition, transfer or disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of any material portion of the capital stock or assets of another entity;

          (m) sale, lease or other disposition of any of the assets or properties of the Company or the Subsidiary, other than the sale, lease or other disposition of inventory in the ordinary course of business consistent with past practice, or any creation of any security interest in such assets or properties, other than mechanic's, materialmen's and similar liens;

          (n) loan by the Company or the Subsidiary to any person or entity, incurring by the Company or the Subsidiary of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or the Subsidiary or guaranteeing of any debt securities of others, except for advances to employees that do not exceed $5,000 (in any one case) or $25,000 (in the aggregate) for travel and business expenses in the ordinary course of business consistent with past practices;

          (o) waiver or release of any right or claim of the Company or the Subsidiary, including any write-off or other compromise of any account receivable of the Company or the Subsidiary;

     (p) the commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding or investigation against the Company, the Subsidiary, or any officer or director of the Company or the Subsidiary (by reason of such person's status as an officer or director of the Company or the Subsidiary) or any of their Affiliates (as defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended);

     (q) notice of any claim or potential claim of ownership by any person or entity other than the Company of the Company Intellectual Property (as defined in Section 2.13) owned by or developed or created by the Company or of infringement by the Company or the Subsidiary of any other person's Intellectual Property Rights (as defined in Section 2.13);

     (r) issuance or sale, or contract to issue or sell, by the Company or the Subsidiary of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

     (s) change in pricing or royalties set or charged by the Company or the Subsidiary to its customers or licensees or in pricing or royalties set or charged by persons or entities who have licensed Technology or Intellectual Property Rights (as each is defined in Section 2.13) to the Company or the Subsidiary;

     (t)  hiring or firing of employees;

     (u) any event or condition of any character that has had a Material Adverse Effect; or

     (v) negotiation or agreement by the Company or any director, officer or employee thereof to do any of the things described in the preceding clauses (a) through (u).

     2.10  Tax Matters.
           -----------

           (a)  Definition of Taxes.  For the purposes of this Agreement,
                -------------------
"Tax" or, collectively, "Taxes", means (i) any and all federal, state, local and
 ---                     -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) As of the Closing, the Company and the Subsidiary will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to
                                                         -------
any and all Taxes concerning or attributable to the Company, the Subsidiary or their operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) As of the Closing, the Company and the Subsidiary (A) will have paid all Taxes they are required to pay and will have withheld with respect to their employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other
                   ----                                   ----
Taxes required to be withheld, and (B) will have accrued on the Most Recent Balance Sheet all Taxes attributable to the periods covered by the Most Recent Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Closing other than in the ordinary course of business.

               (iii) Neither the Company nor the Subsidiary has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or the Subsidiary, nor has there been any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax other than Federal Income Tax for the years 1994, 1995 and 1996 as part of a Parent waiver.

               (iv) No audit or other examination of any Return of the Company or the Subsidiary is presently in progress, and neither Parent, the Seller nor the Company have been notified of any request for such an audit or other examination other than a Federal Income Tax audit for the years 1994, 1995 and 1996 as part of a Parent audit.

               (v) No adjustment relating to any Returns filed by either Parent, the Seller, the Company or the Subsidiary has been proposed formally or informally by any Tax authority to either Parent, the Seller, the Company, the Subsidiary or any representative thereof.

               (vi) Neither the Company nor the Subsidiary has any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company and the Subsidiary have not incurred any liability for Taxes since the date of the Most Recent Balance Sheet other than in the ordinary course of business.

               (vii) The Company has made available to Buyer or its legal counsel, copies of all foreign, pro forma federal and state income Returns for 1996, 1997 and 1998 and all state sales and use Returns for the Company filed for 1997, 1998 and 1999.

               (viii) There are (and immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company or the Subsidiary relating to or
 -----
attributable to Taxes other than Liens for Taxes not yet due and payable.

               (ix) Except as set forth on Section 2.10(b)(ix) of the Company Disclosure Schedule, neither Parent, the Seller nor the Company has any knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or the Subsidiary.

               (x) None of the Company's assets nor the Subsidiary's assets are treated as "tax-exempt use property", within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended, of the United States (the "Code").
 ----

               (xi) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or the Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under applicable law.

               (xii) Neither Parent, Seller nor the Company has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent, Seller or the Company.

               (xiii) Neither the Company nor the Subsidiary is a party to any tax sharing, indemnification or allocation agreement, nor does the Company or the Subsidiary owe any amount under any such agreement.

               (xiv) Each of the Company's and the Subsidiary's tax basis in its assets for purposes of determining its future amortization, depreciation and other income tax deductions is accurately reflected on the Company's and the Subsidiary's respective tax books and records.

               (xv) Neither the Company nor the Subsidiary is, and neither has been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xvi) Neither the Company nor the Subsidiary has been a participant in a transaction described in Section 355 of the Code.

          (c)  Executive Compensation Tax.  Except as set forth on Section
               --------------------------
2.10(c) of the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement to which either Parent, Seller, the Company or the Subsidiary is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or the Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     2.11  Restrictions on Business Activities.  Except as set forth in Section
           -----------------------------------
2.11 of the Company Disclosure Schedule, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or the Subsidiary is a party or otherwise binding upon the Company or the Subsidiary which prohibits or impairs any business practice of the Company or the Subsidiary, any acquisition of property (tangible or intangible) by the Company or the Subsidiary or the conduct of business by the Company or the Subsidiary. Except as set forth in Section 2.11 of the Company Disclosure Schedule, neither Parent, Seller, the Company nor the Subsidiary has entered into any agreement under which the Company or the Subsidiary is restricted from selling, licensing or otherwise distributing any technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12  Title of Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------

          (a) Except as set forth in Section 2.12(a) of the Company Disclosure Schedule, neither the Company nor the Subsidiary owns any real property, nor have they ever owned any real property. Section 2.12(a) of the Company Disclosure Schedule sets forth a list of all real property currently leased, subleased or otherwise occupied by the Company or the Subsidiary, the name of the lessor, the date of the lease, sublease or other occupancy agreement (each a "Lease"), and each amendment thereto and, with respect to any current Lease,
 -----
the aggregate annual rental and/or other fees payable under any such Lease. The Company has delivered to Buyer correct and complete copies of the Leases listed on Section 2.12(a) of the Company Disclosure Schedule. With respect to each Lease listed on Section 2.12(a) of the Company Disclosure Schedule:

               (i) the Lease (and, as to a sublease or other similar occupancy agreement, the master Lease) is in full force and effect, is valid and effective in accordance with its terms, and there is not, under such master Lease, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company's knowledge, by any other party thereto;

               (ii) upon obtaining any required consents of the landlord (which consents, if required, are set forth on Section 2.6 of the Company Disclosure Schedule), the Lease will continue to be legal, valid, binding and enforceable against the Company and against the other party thereto, and will be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) to Parent's, Seller's and the Company's knowledge, no party to the Lease has repudiated any provisions thereof;

               (iv) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold;

               (v) all facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof as conducted by the Company and have been operated and maintained in accordance with applicable laws, rules and regulations; and

               (vi) all facilities leased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

          (b) Except as set forth on Section 2.12(b) of the Company Disclosure Schedule, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in the Company's business, free and clear of any Liens, except for (i) Liens disclosed on the Most Recent Balance Sheet, (ii) Liens for Taxes incurred in the ordinary course of business which are not yet due and payable, and (iii) mechanic's, materialmen's and similar Liens incurred in the ordinary course of business.

          (c) Section 2.12(c) of the Company Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company or
                                  ---------
the Subsidiary and such Equipment is, (i) adequate for the conduct of the Company's business as currently conducted and proposed to be conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) Except as set forth on Section 2.12(d) of the Disclosure Schedule, neither Parent, Seller nor any Parent Affiliate has provided nor are they currently providing any services to the Company or the Subsidiary that are used in and/or necessary to the conduct of the business of the Company as it currently is conducted.

     2.13  Intellectual Property.
           ---------------------

           (a)  Definitions.  For all purposes of this Agreement, the
                -----------
following terms shall have the following respective meanings:

               (i)    "Technology" shall mean any or all of the following (i)
                       ----------
works of authorship including, without limitation, computer programs, software (including all source code and executable code, whether embodied in software, firmware or otherwise, but excluding all shrink-wrap and similarly publicly available commercial software) documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks, service marks, World Wide Web addresses and domain names, tools, methods and processes, and all instantiations of the foregoing in any form and embodied in any media.

               (ii)   "Intellectual Property Rights" shall mean any or all of
                       ----------------------------
the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, reexaminations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (ii) all trade secrets
                                           -------
and other rights in know how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all
                                                          ----------
mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (v) all industrial designs and any registrations and
           ---------
applications therefor throughout the world; (vi) all World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (vii) any similar, corresponding or
                       ----------
equivalent rights to any of the foregoing anywhere in the world.

               (iii)  "Company Intellectual Property" shall mean any Technology
                       -----------------------------
and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned by or exclusively licensed to the Company or the Subsidiary.

               (iv)   "Registered Intellectual Property Rights" shall mean all
                       ---------------------------------------
United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; (iv) Mask Work registrations and applications to register Mask Works; and (v) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

          (b) Section 2.13(b) of the Company Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for by the Company or the Subsidiary (the "Company Registered
                                                   ------------------
Intellectual Property Rights") and lists any proceedings or actions before any
-----------------------------
court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the
 ---
Company Registered Intellectual Property Rights or Company Intellectual
Property.

          (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property Rights listed in Section 2.13(b) of the Company Disclosure Schedule and all Intellectual Property Rights and Technology licensed to the Company, is free and clear of any Liens or other encumbrances. Except as set forth in Section 2.13(c) of the Company Disclosure Schedule, the Company is the exclusive owner or licensee of all Company Intellectual Property.

          (d) To the extent that any Technology has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and except as set forth in Section 2.13(d) of the Company Disclosure Schedule the Company thereby has irrevocably obtained worldwide, perpetual ownership of, and is the exclusive owner of, all such Technology and associated Intellectual Property Rights including the right to seek past and future damages with respect thereto by operation of law or by valid assignment; and has received the waiver with respect thereto of all non-assignable rights including but not limited to all author or moral rights. All employees of the Company and the Subsidiary have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology and Intellectual Property Rights created by such employee in the scope of his or her employment with the Company or the Subsidiary.

          (e) Except as set forth in Section 2.13(e) of the Company Disclosure Schedule, neither the Company nor the Subsidiary has transferred ownership of, or granted any license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

          (f) None of the Company Intellectual Property was developed by or on behalf of or using grants of any Governmental Entity.

          (g) Except as set forth in Section 2.13(g) of the Company Disclosure Schedule, the Company Intellectual Property constitutes all the Technology and Intellectual Property Rights exclusively or primarily used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performances of services (including products, technology or services currently under development).

          (h) Except for Technology and Intellectual Property Rights to be transferred and assigned to the Company by Parent, Seller and/or Parent Affiliates in accordance with Section 6.14 of this Agreement, neither Parent, Seller nor any Parent Affiliate owns or has licensed to the Company any Technology or Intellectual Property Rights exclusively or primarily used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performances of services (including products, technology or services currently under development). As of immediately following the Closing, there will be no Technology or Intellectual Property Rights that are used in and/or necessary for the conduct of the business of the Company as it currently is conducted, planned or is contemplated to be conducted that are (i) owned or exclusively licensed from a third party by Parent, Seller or any Parent Affiliate not the Company, or
(ii) licensed by the Company from Parent, the Seller or any Parent Affiliate not the Company. As of the Closing, as between Parent, Seller and the Parent Affiliates, on one hand, and the Company, on the other hand, the Company shall own all Technology, including all Intellectual Property Rights therein and thereto, exclusively or primarily used in and/or necessary to the conduct of the business of the Company as it currently is conducted, planned or is contemplated to be conducted.

          (i) Other than (i) the third party software listed in Section 2.13(g) of the Company Disclosure Schedule and (ii) inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "shrink-wrap" licenses in the form set forth on Section 2.13(i) of the Company Disclosure Schedule, the contracts, licenses and agreements listed in Section 2.13(i) of the Company Disclosure Schedule include all contracts, licenses and agreements to which the Company is a party with respect to the license of any Technology or Intellectual Property Rights. No person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights which has been licensed to the Company.

          (j) Section 2.13(j) of the Company Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

          (k) Section 2.13(k) of the Company Disclosure Schedule lists all existing products, services and technology of the Company and all products, services and technology currently planned or contemplated. The operation of the business of the Company as it currently is conducted or is contemplated to be conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and, to Parent's, Seller's and the Company's knowledge, will not when conducted by Buyer in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right (excluding for this purpose Patents issued after the Closing Date) of any person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, or to the Company's knowledge, infringe any Patent of any person that issues after the Closing Date, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

          (l) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth in Section 2.13(l) of the Company Disclosure Schedule, there are no actions that must be taken by the Company or the Subsidiary within ninety (90) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Right. For each product, technology or service of the Company that constitutes or includes a copyrightable work, the Company has registered the copyright in the latest version of such work with relevant Governmental Entities, including the U.S. Copyright Office. In each case in which the Company has acquired any Technology or Intellectual Property Right from any person, the Company to its knowledge has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. The Company has not claimed "Small Entity" status or other particular status in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.


          (m) There are no contracts, licenses or agreements between the Company and any other person or between the Subsidiary and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or the Subsidiary thereunder.

          (n) Except as set forth on Section 2.13(n) of the Company Disclosure Schedule, to either Parent's, the Seller's or the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property.

          (o) The Company has taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as Section 2.13(o) of the Company Disclosure Schedule, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

          (p) No Company Intellectual Property or service of the Company or the Subsidiary is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or the Subsidiary or may affect the validity, use or enforceability of such Company Intellectual Property.

          (q) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

          (r) Except as set forth in Section 2.13(r) of the Company Disclosure Schedule, all Technology used in or necessary to the conduct of Company's business was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

          (s) Except as set forth in Section 2.13(s) of the Company Disclosure Schedule, all Company Intellectual Property will be fully transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any third party.

          (t) Except as set forth in Section 2.13(t) of the Company Disclosure Schedule, neither the Company nor the Subsidiary is in material breach of nor has the Company or the Subsidiary failed to perform in any material respect under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

          (u) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Buyer by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) Buyer's or the Company's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either Buyer's or, except as set forth in Section 2.13(u) of the Company Disclosure Schedule, the Company's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, (iii) either Buyer's or the Company's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Buyer or the Company, respectively, prior to the Closing.

          (v) Neither Seller nor the Company has any knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, neither Parent, Seller nor Company knows of any information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and neither Parent, Seller nor the Company has misrepresented, or failed to disclose, and has any knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any Intellectual Property Right of Company.

     2.14  Contracts.  Except as set forth on Section 2.12(a), Section 2.13(g),
           ---------
Section 2.13(i) or Section 2.14 of the Company Disclosure Schedule, neither the Company nor the Subsidiary is a party to nor are they bound by:

           (a) any agreement (or group of related agreements) for the lease of personal property to or from any person or entity which requires annual payments in excess of $10,000;

          (b) any agreement (or group of related agreements) for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services which requires annual payments in excess of $10,000;

          (c)  any agreement concerning a partnership or joint venture;

              (d) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, or any capitalized lease obligation;

              (e) any agreement concerning confidentiality or any agreement, contract or commitment containing any covenant limiting the freedom of the Company or the Subsidiary to engage in any line of business or to compete with any person or entity;

              (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

              (g) any collective bargaining agreement;

              (h) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

              (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees other than business travel advances in the ordinary course of business consistent with past practice;

              (j) any agreement pursuant to which the Company or the Subsidiary has an obligation to pay royalties or make other payments in connection with the sale of products or services by the Company or the Subsidiary in the ordinary course of business (Section 2.14(j) of the Company Disclosure Schedule lists the parties to any such agreement and the duration of and amount of such royalties or other payment);

              (k) any fidelity or surety bond or completion bond;

              (l) any agreement, contract or commitment relating to capital expenditures in excess of $10,000;

              (m) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business consistent with past practice;

              (n) any purchase order or contract for the purchase of materials in excess of $10,000;

              (o) any construction contracts;

              (p) any distribution, joint marketing or development agreement; or

              (q) any other agreement, contract or commitment that involves in excess of $10,000 (in any one case) or is not cancelable without penalty within thirty (30) days.

     The Company has delivered to Buyer a correct and complete copy of each written contract listed on Section 2.12(a), Section 2.13(g), Section 2.13(i) and
Section 2.14 of the Company Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to on Section 2.12(a), Section 2.13(g), Section 2.13(i) and Section 2.14 of the Company Disclosure Schedule. Each of the Company and the Subsidiary is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it is bound (collectively a "Contract"), nor is either Parent, Seller or the Company aware of any event that
 --------
would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, to the Company's knowledge, is not subject to any default thereunder by any party obligated to the Company or the Subsidiary pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Acquisition, and for such Contracts to remain in effect without modification after the Closing. Following the Closing, Buyer will be permitted to exercise all of the Company's and the Subsidiary's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company and the Subsidiary would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     2.15  Governmental Authorization.  Section 2.15 of the Company Disclosure
           --------------------------
Schedule lists each consent, license, permit, grant or other authorization issued to the Company and/or the Subsidiary by a Governmental Entity (i) pursuant to which the Company currently operates its business or holds any interest in any of its properties or assets or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called the "Company Authorizations"). The Company Authorizations
                         ----------------------
are in full force and effect and constitute all the Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.16  Litigation.  There is no action, suit or proceeding of any nature
           ----------
pending, or, to either Parent's, Seller's or the Company's knowledge, threatened, against the Company, the Subsidiary, their respective properties or any of their officers or directors that involves liability to the Company and/or the Subsidiary exceeding $25,000 in the aggregate. There is no investigation pending or, to either Parent's, Seller's or the Company's knowledge threatened, against the Company, the Subsidiary, their respective properties or any of their officers or directors by or before any Governmental Entity. To the knowledge of the Company, no Governmental Entity has at any time challenged or questioned the legal right of the Company or the Subsidiary to conduct its operations as presently or previously conducted.

     2.17  No Liquidation, Insolvency, Winding-Up.
           --------------------------------------

           (a) No order has been made, or petition presented, or resolution passed for the winding-up of the Company and there is not outstanding:

                (i)    any petition or order for the winding-up of the Company;

                (ii) any appointment of a receiver over the whole or part of the undertaking of assets of the Company;

                (iii) to either Seller's or the Company's knowledge, any petition or order for administration of the Company;

                (iv) any voluntary arrangement between the Company and any of its creditors;

                (v) any distress or execution or other process levied in respect of the Company which remains undischarged; or

                (vi) any unfulfilled or unsatisfied judgment or court order against the Company.

          (b) To the knowledge of the Company, there are no circumstances that would entitle any person to present a petition for the winding-up or administration of the Company or to appoint a receiver over the whole or any part of the undertaking or assets of the Company.

     2.18  Accounts Receivable.
           -------------------
          (a) The Company has made available to Buyer a list of all accounts receivable of the Company as of the date of the Most Recent Balance Sheet, together with a range of days elapsed since invoice.

          (b) All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and to the Company's knowledge, are collectible except to the extent of reserves set forth in the Most Recent Balance Sheet or, for receivables arising subsequent to the date of the Most Recent Balance Sheet, as reflected on the books and records of the Company. No person has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

     2.19  Books and Records.  The minutes of the Company have been made
           -----------------
available to counsel for Buyer and are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its stockholders, or actions by written consent, since the time of incorporation or formation of the Company, as the case may be, and have been maintained in accordance with applicable sound business practices, laws and other requirements. The stock ledger of the Company has been made available to counsel for Buyer and reflects all issuances, transfers, repurchases and cancellations of shares of Company Capital Stock.

     2.20  Environmental Matters.
           ---------------------

              (a) Hazardous Material. Neither the Company nor the Subsidiary
                  ------------------
has: (i) operated any underground storage tanks at any property that the Company or the Subsidiary has at any time owned, operated, occupied or leased; or (ii) illegally released any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly
    ------------------
and safely maintained. No Hazardous Materials are present as a result of the actions of either Parent, Seller the Company or the Subsidiary or, to either Parent's, Seller's or the Company's knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

              (b) Hazardous Materials Activities. Neither the Company nor the
                  ------------------------------
Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has the Company or the Subsidiary disposed of, transported, sold, used or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation,
    ------------------------------
treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

              (c) Permits. Each of the Company and the Subsidiary currently
                  -------
holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous
      ---------------------
Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

              (d) Environmental Liabilities. No action, proceeding, revocation
                  -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of the Company or the Subsidiary. Neither Parent, Seller nor the Company is aware of any fact or circumstance that could involve the Company or the Subsidiary in any environmental litigation or impose upon the Company or the Subsidiary any environmental liability.

     2.21  Brokers' and Finders' Fees.  Neither the Company nor the Subsidiary
           --------------------------
has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

     2.22  Employee Matters and Benefit Plans.
           ----------------------------------

              (a) Definitions. With the exception of the definition of
                  -----------
"Affiliate" set forth in Section 2.22(a)(i) below (which definition shall apply only to this Section 2.22), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i)    "Affiliate" shall mean any other person or entity
                          ---------
under common control with Parent, Seller or Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                  (ii)   "Code" shall mean the Internal Revenue Code of 1986,
                          ----
as amended;

                  (iii)  "Parent Employee Plan" shall mean any plan, program,
                          --------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Parent, Seller, the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company has or may have any liability or obligation;

                  (iv)   "COBRA" shall mean the Consolidated Omnibus Budget
                          -----
Reconciliation Act of 1985, as amended;

                  (v)    "DOL" shall mean the Department of Labor;
                          ---

                  (vi)   "Employee" shall mean any current or former employee,
                          --------
consultant or director of the Company;

                  (vii)  "Employee Agreement" shall mean each management,
                          ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Parent, Seller, the Company or any Affiliate and any Employee;

                  (viii) "ERISA" shall mean the Employee Retirement Income
                          -----
Security Act of 1974, as amended;

                  (ix)   "FMLA" shall mean the Family Medical Leave Act of
                          ----
1993, as amended;

                  (x)    "IRS" shall mean the Internal Revenue Service;
                          ---

                  (xi)   "Multiemployer Plan" shall mean any "Pension Plan"
                          ------------------
(as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                  (xii)  "PBGC" shall mean the Pension Benefit Guaranty
                          ----
Corporation; and

                  (xiii) "Pension Plan" shall mean each Parent, Seller or
                          ------------
Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

              (b) Schedule. Section 2.22(b) of the Company Disclosure Schedule
                  --------
contains an accurate and complete list of each Parent Employee Plan and each Employee Agreement under each Parent Employee Plan or Employee Agreement. Neither Parent, Seller, nor the Company have any plan or commitment to establish any new Parent Employee Plan or Employee Agreement, to modify any Parent Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Parent Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Parent Employee Plan or Employee Agreement.

              (c) Documents. Parent, Seller and the Company have provided to
                  ---------
Buyer: (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Employee Plan;
(x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan;
(xii) all discrimination tests for each Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan.

              (d) Employee Plan Compliance. Except as set forth on Section
                  ------------------------
2.22(d) of the Company Disclosure Schedule, (i) Parent, Seller and the Company have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan; (iv) there are no actions, suits or claims pending, or, to Parent's, Seller's or the Company's knowledge, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (v) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Buyer, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Parent, Seller, the Company or any Affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and (vii) neither Parent, Seller nor the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

              (e) Pension Plan. Parent, the Seller, the Company or an Affiliate
                  ------------
has previously or currently maintains, sponsors, participates in or contributes to one or more Pension Plans which are subject to Title IV of ERISA or Section 412 of the Code. As of Closing: (i) no legal or administrative action has been taken by the PBGC to terminate or to appoint a trustee to administer any Pension Plan; (ii) no liability to the PBGC under Title IV of ERISA has been incurred by Parent, the Seller, the Company or an Affiliate that has not been satisfied in full as of Closing; (iii) each Pension Plan that has been terminated was or is, if assets remain in the Pension Plan, currently fully-funded on a termination basis; (iv) each Pension Plan which is still maintained is fully-funded on a termination basis and will continue to be fully funded on a termination basis at Closing; (v) each Pension Plan has been maintained in compliance with the minimum funding standards of ERISA and the Code where applicable and has not incurred any "accumulated funding deficiency," as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived; (vi) no Pension Plan has a reportable event within the meaning of Section 4043 of ERISA and the regulations thereunder; and (vii) no Pension Plan has incurred any event described in Section 4041 (other than the standard termination contemplated herein), 4062 or 4063 of ERISA.

              (f) Multiemployer Plans. At no time has Parent, Seller, the
                  -------------------
Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan.

              (g) No Post-Employment Obligations. Except as set forth in Section
                  ------------------------------
2.22(g) of the Company Disclosure Schedule, no Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither Parent, Seller nor the Company have ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

              (h) COBRA. Neither the Company nor any Affiliate has, prior to the
                  -----
Closing and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

              (i) Effect of Transaction.
                  ---------------------

                  (i) Except as set forth on Section 2.22(i) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (ii) Except as set forth on Section 2.22(i) of the Company Disclosure Schedule, no payment or benefit which will or may be made by Parent, Seller, the Company or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

              (j) Employment Matters. Parent, Seller and the Company: (i) are in
                  ------------------
compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Parent, Seller or the Company under any worker's compensation policy or long-term disability policy.

              (k) Labor. No work stoppage or labor strike against Parent, Seller
                  -----
or the Company is pending, threatened or reasonably anticipated. Neither Seller nor the Company knows of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 2.22(k) of the Company Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to Seller's or the Company's knowledge, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company or Buyer. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 2.22(k) of the Company Disclosure Schedule, neither Parent, Seller nor the Company is presently, nor have they been in the past, parties to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Parent, Seller or the Company.

     2.23  Interested Party Transactions.  To the knowledge of the Company and
           -----------------------------
except as set forth in Section 2.23 of the Disclosure Schedule, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services or
(iii) a beneficial interest in any Contract; provided, that ownership of no
                                             --------
more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this
Section 2.23.

     2.24  Suppliers.  Section 2.24 of the Company Disclosure Schedule sets
           ---------
forth a complete and accurate list of all suppliers of significant materials or services to the Company. There exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any material modification or change in, the business relationship of the Company with any supplier or group of suppliers listed on Section 2.24 of the Company Disclosure Schedule.

     2.25  No Illegal Payments, Etc.  Neither the Company nor any of its
           ------------------------
officers, employees, agents or affiliates has: (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was or is in a position to help or hinder the Company's business (or assist in connection with any actual transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the noncontinuation of which has had or might have, individually or in the aggregate, an adverse impact on the Company, or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     2.26  Insurance.  Section 2.26 of the Company Disclosure Schedule lists all
           ---------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither Seller nor the Company has any knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.27  Compliance with Laws.  Each of the Company and the Subsidiary has
           --------------------
complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.28  Warranties; Indemnities.  Except for the warranties and indemnities
           -----------------------
contained in those contracts and agreements set forth in Section 2.14(i) of the Company Disclosure Schedule, neither the Company nor the Subsidiary has given any express warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company or the Subsidiary.

     2.29  Complete Copies of Materials.  Each of Seller and the Company has
           ----------------------------
delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Buyer or its counsel.

     2.30  Representations Complete.  None of the representations or warranties
           ------------------------
made by Parent, Seller or the Company in this Agreement (as modified by the Company Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by Parent, Seller or the Company pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or to the knowledge of Parent, Seller or the Company, omits or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading with respect to the business of the Company taken as a whole.

                                 ARTICLE IIIA

              ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and represents and warrants to Buyer that on the date hereof and as of the Closing as though made at the Closing as follows:

     3A.1  Ownership.  Seller is the sole record and beneficial owner of the
           ---------
Company Shares and the Company Shares are to be sold pursuant to this Agreement. The Company Shares are not subject to any Liens or to any rights of first refusal of any kind, and Seller has not granted any rights to purchase the Company Shares to any other person or entity. Seller has the sole right to transfer the Company Shares to Buyer. The Company Shares constitute all of the Company Capital Stock owned, beneficially or of record, by Seller, and Seller has no other rights to acquire Company Capital Stock. Upon the Closing, Buyer will receive good title to such Company Shares, subject to no Liens retained, granted or permitted by Seller or the Company.

     3A.2  Authority.  Seller has all requisite power and authority to enter
           ---------
into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller and no further action is required on the part of the Seller or its stockholders to authorize the Agreement, any Related

Agreements to which it is a party or the transactions contemplated hereby and thereby. The Board of Directors of Seller has unanimously approved this Agreement, the Acquisition and any Related Agreements. This Agreement has been, and any Related Agreements to which Seller is a party have been or will have been prior to the Closing, duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     3A.3  Noncontravention.
           ----------------

           (a) The execution and delivery of this Agreement and any Related Agreements to which it is a party by Seller do not, and, the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the charter documents or bylaws (or like document) of Seller, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Seller is a party or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller; and

           (b) The execution and delivery of this Agreement and any Related Agreements to which Seller is a party by Seller do not, and the consummation of the transactions contemplated hereby and thereby will not require any notice under any agreements, contract, lease, license, instrument or other arrangement to which Seller is a party or by which Seller is bound or to which any of its assets are subject (or result in the imposition of a Lien upon Seller or any of its assets or properties).

     3A.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to Seller in connection with the execution and delivery of this Agreement and any Related Agreements to which Seller is a party or the consummation of the transactions contemplated hereby and thereby, except for those consents and approvals set forth on Section
2.6 of the Company Disclosure Schedule (which sets forth a true, correct and complete list of the identities of any person whose consent or approval is so required and the matter, agreement or contract to which such consent relates).

     3A.5  Investment Representations.
           --------------------------

           (a) Seller understands that neither the Stock Consideration nor, if applicable, the Additional Stock Consideration (together, the "Consideration") has been registered under the Securities Act of 1933, as
 -------------
amended ("Securities Act"). Seller also understands that the Consideration is
          --------------
being offered and sold pursuant to an exemption from registration contained in the

Securities Act based in part upon Seller's representations contained in this Agreement, and that Buyer is relying upon the truth and accuracy of Seller's representations, warranties, acknowledgements and understandings set forth herein.

              (b) Seller is acquiring the Consideration for Seller's own account for investment only, and not with the current intention of making a public distribution thereof.

              (c) Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Buyer so that it is capable of evaluating the merits and risks of its investment in Buyer and has the capacity to protect its own interests. Seller, by reason of its business or financial experience, has the capacity to protect its own interests in connection with the Acquisition. Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

              (d) Seller understands that Buyer has no present intention of registering the shares representing the Consideration. Seller also understands that there is no assurance that any exemption from registration under the Securities Act will be available.

              (e) Seller has been advised or is aware of the provisions of Rule 144 under the Securities Act ("Rule 144"), which permit limited resale of shares
                               --------
Buyer in a private placement subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain current public information about Buyer, (ii) the resale occurring not less than one year after a party has paid for the security to be sold, (iii) the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended ("Exchange Act") and (iv) the number of shares being sold during any
          ------------
three-month period not exceeding specified limitations, if applicable.

              (f) Seller did not receive any information regarding such purchase and sale through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

     3A.6  Buyer Disclosure Documents.  Seller has been furnished with materials
           --------------------------
relating to Buyer and its proposed activities. Without limiting Buyer's obligations with respect to any representations or warranties made by Buyer in this Agreement, Seller has been afforded the opportunity to obtain any additional information deemed necessary by Seller to verify the accuracy of any representations made or information conveyed to Seller. Seller confirms that all documents, records and books pertaining to its investment in Buyer Common Stock and requested by Seller have been made available or delivered to Seller. Seller has had an opportunity to ask questions of and receive answers from Buyer, or from a person or persons acting on Buyer's behalf, concerning the terms and conditions of this investment.

                                 ARTICLE IIIB

              ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and represents and warrants to Buyer that on the date hereof and as of the Closing as though made at the Closing as follows:

     3B.1  Authority.  Parent has all requisite power and authority to enter
           ---------
into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and no further action is required on the part of the Parent or its stockholders to authorize the Agreement, any Related Agreements to which it is a party or the transactions contemplated hereby and thereby. This Agreement has been, and any Related Agreements to which Parent is a party have been or will have been prior to the Closing, duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of Parent, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     3B.2  Noncontravention.
           ----------------

           (i) The execution and delivery of this Agreement and any Related Agreements to which it is a party by Parent do not, and, the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the charter documents or bylaws (or like document) of Parent, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent is a party or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent; and

           (ii) The execution and delivery of this Agreement and any Related Agreements to which Parent is a party by Parent do not, and the consummation of the transactions contemplated hereby and thereby will not require any notice under any agreements, contract, lease, license, instrument or other arrangement to which Parent is a party or by which Parent is bound or to which any of its assets are subject (or result in the imposition of a Lien upon Parent or any of its assets or properties).

     3B.3  Consents.  No consent, waiver, approval, order or authorization of,
           --------
or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to Parent in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent is a party or the consummation of the transactions contemplated hereby and thereby, except for those consents and approvals set forth on Section
2.6 of the Company Disclosure Schedule (which sets forth a true, correct and complete list of the identities of any person whose consent or approval is so required and the matter, agreement or contract to which such consent relates).

     3B.4  Buyer Disclosure Documents.  Parent has been furnished with
           --------------------------
materials relating to Buyer and its proposed activities. Without limiting Buyer's obligations with respect to any representations or warranties made by Buyer in this Agreement, Parent has been afforded the opportunity to obtain any additional information deemed necessary by Parent to verify the accuracy of any representations made or information conveyed to Parent. Parent confirms that all documents, records and books pertaining to its investment in Buyer Common Stock and requested by Parent have been made available or delivered to Parent. Parent has had an opportunity to ask questions of and receive answers from Buyer, or from a person or persons acting on Buyer's behalf, concerning the terms and conditions of this investment.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller and the Company that on the date hereof and as of the Closing as though made as of the Closing as follows:

     4.1  Organization, Standing and Power.  Buyer is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or a material adverse effect on the business of Buyer. Buyer is not in violation of any provision of its Certificate of Incorporation or bylaws.

     4.2  Authority.  Buyer has all requisite power and authority to enter into
          ---------
this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer, and no further action is required on the part of Buyer to authorize this Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement has been, and any Related Agreements to which Buyer is a party have been or will have been prior to Closing, duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other parties hereto, constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.3  Capital Structure.  The authorized capital stock of Buyer consists of
          -----------------
150,000,000 shares of Common Stock, $0.0001 par value per share, of which there were 33,459,058 shares outstanding as of June 30, 2000, and 10,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued or outstanding. All outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Buyer or any agreement or documents to which Buyer is a party or by which it is bound.

     4.4  Issuance of Buyer Common Stock.  The shares of Buyer Common Stock
          ------------------------------
representing the Stock Consideration and, if applicable, the Additional Stock Consideration, to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws subject to the truth and accuracy of Seller's representations in Section 3A.5 of this Agreement.

     4.5  Capital Resources.  Buyer has sufficient liquidity and capital
          -----------------
resources to pay the Cash Consideration.

     4.6  SEC Documents; Buyer Financial Statements.  Buyer has made available
          -----------------------------------------
to the Seller a true and complete copy of all of its filings with the Securities and Exchange Commission (the "SEC") and prior to the Closing, Buyer will have
                              ---
made available to the Seller true and complete copies of any additional documents filed by Buyer with the SEC after the date hereof but before the Closing (the "SEC Documents"). As of their respective filing dates, the SEC
              -------------
Documents complied in all material respects with the Securities Act, as amended, and the Exchange Act, as amended, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected prior to the date hereof by a subsequently filed SEC Document. The SEC Documents contain an audited balance sheet of Buyer as of December 31, 1999 and the related audited statements of operations and cash flow for the year then ended, an unaudited consolidated balance sheet of Buyer as of March 31, 2000 (the "Buyer Balance Sheet") and the related unaudited consolidated
           -------------------
statements of operations and cash flow for the quarter then ended (collectively, the "Buyer Financials"). The Buyer Financials have been prepared in accordance
     ----------------
with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Buyer Financials present fairly the financial condition and operating results and cash flows of Buyer as of the dates and during the periods indicated therein (subject, in the case of unaudited financial statements, to normal year-end adjustments).

     4.7  Accredited Investor.  Buyer is an accredited investor as that term is
          -------------------
defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     4.8  No Conflict.  The execution and delivery of this Agreement and any
          -----------
Related Agreement to which Buyer is a party by Buyer do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation and bylaws of Buyer, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Buyer or any of its properties or assets are subject and that has been filed as an exhibit to any of the SEC Documents, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its respective properties or assets, except where such conflict will not have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Buyer.

     4.9  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with any Governmental Entity or any third party is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and any Related Agreements to which Buyer is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the Acquisition under the HSR Act.

     4.10  Absence of Certain Changes or Events.  Since the date of the Buyer
           ------------------------------------
Balance Sheet, there has not occurred any change, event or effect that is or that would reasonably be expected to be materially adverse to the business, assets, results of operations or financial condition of Buyer; provided, however that a material adverse change for purposes of this Section 4.10 shall not be deemed to have occurred solely as a result of any of the following (or any combination of the following): (i) any effect or change occurring as a result of
(A) general economic conditions or (B) other developments that are not unique to Buyer but also affect other persons who participate or are engaged in the line of business in which Buyer engages; and (ii) a decline in itself, but not any cause thereof, in the trading price of Buyer common stock, whether occurring at any time or from time to time, as reported on the Nasdaq National Market or other automated quotation system or exchange.

     4.11  Brokers' and Finders' Fees.  Buyer has not incurred, nor will it
           --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE V

                         CONDUCT PRIOR TO THE CLOSING

     5.1  Conduct of Business of the Company.  During the period from June 30,
          ----------------------------------
2000 and continuing until the earlier of the termination of this Agreement or the Closing, the Company agrees and Parent and Seller agree to cause the Company (except to the extent that Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed), to carry on the

Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their commercially reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses as of June 30, 2000 for the benefit of Buyer. Except as expressly contemplated by this Agreement or as set forth in Section
5.1 of the Company Disclosure Schedule, the Company shall not and Parent and Seller shall not permit the Company to, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed:

              (a) Enter into any license agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity;

              (b) Transfer to any person or entity any rights to the Company Intellectual Property;

              (c) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company;

              (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Company Disclosure Schedule;

              (e) Commence or settle any litigation;

              (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock or shares of capital stock of the Subsidiary, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company Capital Stock or any shares of capital stock of the Subsidiary;

              (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it, with or without the passage of time or satisfaction of other conditions, to issue or purchase any such shares or other convertible securities;

              (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

              (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

              (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

              (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

              (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the ordinary course of business and consistent with past practices.

              (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

              (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees.

              (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

              (p) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Most Recent Balance Sheet;

              (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (r) Enter into any strategic alliance or joint marketing arrangement or agreement;

              (s) Hire employees;

              (t) Terminate employees without obtaining a full written release of the Company satisfactory to Buyer from such employee or encourage employees to resign;

              (u) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.9 hereof; or

              (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (u) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     5.2  No Solicitation.  Until the earlier of (i) the Closing or (ii) the
          ---------------
date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, neither Parent, Seller nor the Company will (nor will Parent, Seller or the Company permit any of their officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company Capital Stock (whether or not currently outstanding) or the Company's assets, (b) provide information with respect to any person, other than Buyer, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company Capital Stock (whether or not currently outstanding) or the Company's assets, or which is not provided in the ordinary course of business consistent with past practices, (c) enter into an agreement with any person, other than Buyer, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company Capital Stock (whether or not currently outstanding) or the Company's assets or
(d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company Capital Stock (whether or not currently outstanding) or the Company's assets by any person, other than by Buyer. In addition to the foregoing, if Parent, Seller or the Company receives, prior to the Closing or the termination of this Agreement, any offer, proposal, or request relating to any of the above, Parent, Seller or the Company, as applicable, shall immediately notify Buyer thereof. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 5.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 5.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Buyer may be entitled at law or in equity.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Ownership of Company Shares.  Neither Parent nor Seller shall take any
          ---------------------------
action or suffer any condition that would cause any of the representations or warranties set forth in Section 3A.1 (Ownership) at any time through the Closing to be untrue except in connection with the Acquisition contemplated by this Agreement.

     6.2  Access to Information.  Each of Parent, Seller and the Company shall
          ---------------------
afford Buyer and its accountants, counsel and other representatives, reasonable access upon reasonable notice during normal business hours during the period prior to the Closing to (a) all of the Company's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Buyer may reasonably request and (c) all key employees of the Company as identified by Buyer. Each of Parent, Seller and the Company agrees to provide to Buyer and its accountants, counsel and other representatives copies of the Company's internal financial statements (including tax returns and supporting documentation) promptly upon request. Buyer shall provide Parent, Seller and the Company with copies of such publicly available information about Buyer as Parent, Seller or the Company may request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

     6.3  Confidentiality.  Each of the parties hereto hereby agrees that the
          ---------------
information obtained in any investigation pursuant to Section 6.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of that certain letter agreement dated June 14, 2000 by and between Parent, the Company and Buyer, which agreement shall continue in effect in accordance with its terms.

     6.4  Expenses.  Whether or not the Acquisition is consummated, all fees and
          --------
expenses incurred in connection with the Acquisition or the negotiation and effectuation of this Agreement, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"), shall be the obligation of the
                      --------------------
respective party incurring such fees and expenses; provided, that if the
                                                   --------
Acquisition is consummated, Parent agrees to pay (i) all the Third Party Expenses of the Company incurred prior to the Closing (which, for avoidance of doubt, shall not include Third Party Expenses of Buyer) and (ii) the costs, fees and expenses of the audit of the Company's financial statements for the fiscal years ended December 31, 1998 and December 31, 1999 in an aggregate amount not to exceed $75,000.

     6.5  Public Disclosure.  Unless otherwise required by law (including
          -----------------
federal and state securities laws), prior to the Closing, no disclosure (whether or not in response to an inquiry) or press release of the subject matter of this Agreement shall be made by any party hereto unless approved by the other parties hereto prior to release, provided that such approval shall not be unreasonably
                         --------
withheld.

     6.6  Consents.  The Company shall use commercially reasonable efforts to
          --------
obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Acquisition (all of such consents, waivers and approvals are set forth in Sections 2.5 and 2.6 of the Company Disclosure Schedule so as to preserve all rights of, and benefits to, the Company thereunder. Each of Parent and Seller agrees to cause any Parent Affiliate and any Seller Affiliate whose consent, waiver or approval under any of the Contracts may be so required to execute and deliver such consent, waiver or approval.

     6.7  Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Buyer shall not be required to agree to any divestiture by Buyer
--------
or the Company or any of Buyer's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     6.8  Notification of Certain Matters.  Each of Parent, Seller and the
          -------------------------------
Company shall give prompt notice to Buyer of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Parent, Seller or the Company, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of Parent, Seller or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                                               --------  -------
delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by Parent, Seller or the Company pursuant to this Section 6.8, however, shall be deemed to amend or supplement the Company Disclosure Schedule or the Seller Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant unless expressly agreed to by Buyer, Parent, Seller, and the Company in writing.

     6.9  Financial Statements.
          --------------------

          (a) Parent, Seller and the Company will use commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Buyer to comply with applicable rules and regulations of the Securities and Exchange Commission, (ii) the review of any Company audit or review work papers for up to the past three (3) complete fiscal years, including the examination of selected interim financial statements and data and (iii) the delivery of such representations from Parent's, Seller's and the Company's independent accountants as may be reasonably requested by Buyer or its accountants.

          (b) Parent, Seller and the Company shall deliver to Buyer no later than July 21, 2000 an unaudited balance sheet of the Company as of June 30, 2000 and the related unaudited statements of income and cash flow for the six month period then ended.

     6.10  Services Agreements.  Each of Parent, Seller, the Company and Buyer
           -------------------
agrees to use its commercially reasonable efforts to negotiate and finalize one or more service agreements to have a duration of not less than five years from the Closing Date (the "Services Agreements"), between Buyer, Company and Seller, substantially in the form attached as Exhibit B hereto.
            ---------

     6.11  Parent Employee Plans.
     ---------------------------

          (a) No Parent Employee Plan Will Be Maintained or Sponsored By Buyer
              ----------------------------------------------------------------
or Company. (i) Neither the Buyer nor the Company will maintain, sponsor,
----------
participate in, or be obligated to contribute to any Parent Employee Plan, effective upon the Closing Date; and (ii) neither Buyer nor the Company shall have any obligations or liabilities relating to, arising out of or resulting from Company's participation in the Parent Employee Plans.

          (b) Distribution of 401(k) Plan Accounts. Parent, Seller and the
              ------------------------------------
Company agree that the Acquisition will result in, and constitute, a distribution event for the Company Employees under any Code Section 401(k) plan maintained by Parent pursuant to Code Section 401(k)(10)(A)(iii).

          (c) Distribution of The Interpublic Retirement Account Plan and
              -----------------------------------------------------------
Supplemental Compensation Plan Accounts. Parent, Seller and the Company agree
---------------------------------------
that the Acquisition will result in, and constitute, a distribution event for the Company Employees under The Interpublic Retirement Account Plan and Supplemental Compensation Plan, as applicable.

          (d) COBRA. Parent assumes any and all liability relating to, arising out of, or resulting from COBRA (or similar state statute) attributable to employees who have terminated their employment with Parent, Seller or the Company on or prior to Closing, and any and all related Qualified Beneficiaries (as such term is defined in COBRA).

     6.12  Non-Competition Agreement.  Parent and Seller shall deliver or cause
           -------------------------
to be delivered to Buyer, concurrently with the execution and delivery of this Agreement, a duly executed Non-Competition Agreement (the "Non-Competition
                                                           ---------------
Agreement") from Parent and Seller.
---------


     6.13  Tax Matters.  Liability for Taxes.
           -----------

              (i) Parent shall be liable for (A) all Taxes imposed on the Company and the Subsidiary for any taxable year or period that ends on or before the Closing Date (including any Taxes attributable to the Section 338 Election described in subsection (f) of this Section 6.13), (B) all taxes for which the Company or the Subsidiary may otherwise be liable under Treasury Regulation
Section 1.1502-6 (or any similar provision of state or foreign law) and (C) with respect to any period beginning before and ending after the Closing Date (a "Straddle Period"), the portion of such Straddle Period ending on and including the Closing Date. Parent shall be entitled to any refund of Taxes for which they are liable pursuant to this paragraph (a)(i).

              (ii) Buyer shall be liable for all Taxes imposed on the Company and the Subsidiary or for which the Company may otherwise be liable, for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle

Period beginning after the Closing Date. Subject to the following sentence, Buyer shall be entitled to any refund of Taxes for which it is liable pursuant to this paragraph (a) (ii).

              (iii)  For purposes of paragraphs (a)(i) and (a)(ii) of this
Section 6.13, whenever it is necessary to determine the liability for Taxes of the Company and/or the Subsidiary for a portion of any Straddle Period, the determination of the Taxes of the Company and/or the Subsidiary for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit of the Company and/or the Subsidiary for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the Company were closed at the close of the Closing Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis.

              (iv) For purposes of this Agreement, "Transfer Taxes" means all stamp, documentary, recordation, registration, sales, use, non-recoverable VAT, real property transfer or gains or similar transfer Taxes attributable to the actual or deemed transfer of property or stock by Parent, the Seller or the Company, together with any penalties or interest with respect to such taxes.

              (v) On or prior to the Closing Date, all Tax Sharing Arrangements (other than this Agreement) between the Company or the Subsidiary, on one hand, and the Parent, Seller or any member of the Seller' Tax Group, on the other hand, shall terminate and the Company and the Subsidiary shall not have any further rights or obligations thereunder. For purposes of this paragraph, (A) a "Tax Sharing Arrangement" shall mean any agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a group of corporations which files a consolidated, combined or unitary Tax Return which includes the Company, and (B) the Seller' Tax Group shall mean any group of corporations which includes the Company and which files as a fiscal unity or files a consolidated, combined or unitary Tax Return.

          (b) Tax Returns. Parent shall file or cause to be filed when due all
              -----------
Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date and shall remit any Taxes due in respect of such Tax Returns, and Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date, and shall remit any Taxes due in respect of such Tax Returns. Any Tax Returns required to be filed by Buyer pursuant to this Section 6.13(b) relating in whole or in part to Taxes for which Parent is liable pursuant to paragraph
(a) of this Section 6.13 shall be submitted to Parent for Parent's approval (which approval shall not be unreasonably withheld) prior to Buyer filing such Tax Returns. Parent or Buyer shall reimburse the other party for the Taxes for which Parent or Buyer are liable pursuant to paragraph (a) of this Section 6.13 but which are payable with Tax Returns to be filed by the other party pursuant to the second preceding sentence upon the written request of the party entitled to reimbursement, setting forth in detail the computation of the amount owed by Parent or Buyer, as the case may be, but in no event earlier than 10 days prior to the due date for the payment of such Taxes.

          (c) Contest Provisions.
              ------------------

              (i) Buyer shall promptly notify Parent in writing upon receipt by Buyer, or the Company of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which may affect any Tax liability for which Parent is liable pursuant to paragraph (a) of this
Section 6.13, provided that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder except to the extent such failure impairs Parent's ability to contest any such Tax liabilities.

              (ii) Parent shall have the right to represent the Company' interests in any Tax audit or administrative or court proceeding relating to any Tax liability for which Parent is liable pursuant to paragraph (a) of this
Section 6.13 and to conduct such audits at a location designated by Parent; provided, however, that Buyer shall have the right to take part in any such proceeding to the extent that the outcome of such proceeding may reasonably be considered to have an adverse impact on Buyer or the Company. Buyer and Parent each agree not to agree to settle any Tax claim which may be the subject of indemnification by the other party or which would otherwise result in additional tax liability to the other party pursuant to Section 6.13 without the prior written consent of the other party (which consent shall not be unreasonably withheld).

          (d) Assistance and Cooperation. After the Closing Date, each of
              --------------------------
Parent, Seller and Buyer shall (and cause their respective affiliates to):

              (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with paragraph (b) of this Section 6.13;

              (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

              (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company, including all pertinent records for conduct of any tax audit including, but not limited to, copies of all Company' tax returns, copies of financial records and customers' invoices supporting such tax returns, and copies of all sales and use tax exemption certificates obtained from customers;

              (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company for taxable periods for which the other may have a liability under this Section 6.13; and

              (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit with respect to any taxable period for which the other may have a liability under this
Section 6.13.

          (e) FIRPTA Certificate. At or prior to the Closing, the Seller shall
              ------------------
provide Buyer with a certificate described in Treas. Reg. (S) 1.1445-2(b) (2) to the effect that, as contemplated by such certificate, the Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

          (f) Code Section 338 Election.
              -------------------------

              (i) Parent, Seller and Buyer agree that, for federal Tax purposes, the purchase and sale of the shares of the Company pursuant to this Agreement shall be treated as a purchase and sale of the assets of the Company in accordance with the provisions of Code Sections 338(g) and 338(h)(10) and any similar provision of state law. Parent, Seller and Buyer agree to make timely elections pursuant to Code Sections 338(g) and 338(h)(10) in accordance with all applicable law and regulations and in accordance with the provisions of this
Section 6.13(f).

              (ii) The Seller shall pay any and all Taxes attributable to the recognition of income or loss by Seller and the Company from the treatment, pursuant to the elections described in Section 6.13(f)(i), of the purchase and sale of the shares of the Company pursuant to this Agreement as a purchase and sale of the assets of the Company.

              (iii) Buyer, Parent and the Seller shall cooperate in the preparation of Internal Revenue Service Form 8023A, the required schedules thereto, and all requisite State forms and schedules (the "Forms") providing for the elections described in Section 6.15(f)(i)(A) and/or (B) with respect to the Company.

              (iv) Within 90 days of the Closing, Buyer shall provide to Seller and Parent a written schedule (the "Allocation Schedule") allocating the
                                           -------------------
Modified Adjusted Deemed Sales Price (as defined in Treas. Reg. (S) 1.338(h)
(10)-1(f)) among the assets of the Company transferred by Seller hereunder. The Allocation Schedule shall be prepared in a manner consistent with the applicable Treasury Regulations. Parent and Seller shall have 10 days to object to the Allocation Schedule and Buyer, Parent and Seller agree to negotiate in good faith and jointly agree on a final allocation (the "Final Allocation Schedule").
                                                    -------------------------
Buyer, Parent and Seller each agrees to file (and to cause their respective affiliates to file) all federal, state, local and foreign Tax Returns and the Forms in a manner consistent with the Final Allocation Schedule.

     6.14  Transfer of Assets.
           ------------------

     Each of Parent and Seller shall transfer and assign (and shall cause each Parent Affiliate and Seller Affiliate) to the Company as soon as practicable all tangible, intangible, real and personal property assets that Parent, Seller, or any Parent Affiliate or Seller Affiliate owns, licenses or has a leasehold interest in and that are exclusively or primarily used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performances of services (collectively, the "Transferred Assets"), including without limiting the generality of the
 ------------------
foregoing (i) any Technology or Intellectual Property Rights owned by or licensed to Parent, Seller, any Parent Affiliate or any Seller Affiliate that are exclusively or primarily used in and/or necessary to the conduct of the business of the Company as it currently is conducted, (any such Technology or Intellectual Property Rights are referred to as "Transferred Intellectual
                                                 ------------------------
Property") and (ii) all leasehold interests of Seller set forth in Section 2.12
--------
of the Company Disclosure Schedule (such leasehold interests are referred to as the "Transferred Leases"); provided, however, Seller shall not be required to
     ------------------
transfer to the Company its leasehold interest in that portion of leased real property premises currently occupied exclusively by Seller and used for purposes unrelated to the Company. Seller shall pay all costs, expenses and fees associated with effecting the transfer and assignment of the Transferred Assets to the Company. Parent, Seller and Buyer shall use their commercially reasonable efforts to obtain the consents, waivers or approvals of any third parties necessary to effect the transfer and assignment of the Transferred Assets to the Company. In the event that the lessor for any Transferred Lease is unwilling to grant any consent necessary to permit the transfer of the leasehold interest in any Transferred Lease to the Company, Parent and/or Seller, as applicable, shall sublease their interest in any such Transferred Lease to the Company to the extent permitted under the terms of the lease.

     6.15  Trade Secrets, Know-how and Confidential Information.  With respect
           ----------------------------------------------------
to all trade secrets, know how and confidential information used in and/or necessary to the conduct of the Company's business as it is conducted, planned or is contemplated to be conducted, Parent and Seller shall take (and shall cause their respective affiliates to take) all steps that are reasonably required to protect the Company's rights in such trade secrets, know-how and confidential information. Without limiting the generality of the foregoing, Parent and Seller shall keep (and shall cause their respective affiliates to keep) all such trade secrets, know-how and confidential information confidential and shall not disclose any such trade secrets, know-how or confidential information to any third party.

     6.16  Equitable Remedy.  Each of Seller and Parent agree that it would be
           ----------------
impossible or inadequate to measure and calculate Buyer's damages from any breach of the covenants set forth in Sections 6.14 and 6.15. Accordingly, each of Seller and Parent agrees that if it breaches any provision of Sections 6.14 or 6.15, Buyer will have available, in addition to any right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

     6.17  Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Closing and the transactions contemplated hereby.

                                  ARTICLE VII

                           CONDITIONS TO THE CLOSING

     7.1  Conditions to Obligations of Each Party to Effect the Acquisition.
          -----------------------------------------------------------------
The respective obligations of each party to this Agreement to consummate and effect the Acquisition and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

     7.2  Additional Conditions to Obligations of Seller and the Company.  The
          --------------------------------------------------------------
obligations of Seller and the Company to consummate and effect the Acquisition and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Seller:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Buyer in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing as though such representations and warranties were made on and as of the Closing (except for changes contemplated by this Agreement and except for those representations and warranties which address matters as of a particular date which shall remain true and correct as of such date).

          (b) Covenants. Buyer shall have performed and complied in all material
              ---------
respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

          (c) Certificate of Buyer. Seller shall have been provided with a
              --------------------
certificate executed on behalf of Buyer by a duly authorized officer of Buyer to the effect that, as of the Closing:

              (i) all representations and warranties made by Buyer in this Agreement are true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing as though such representations and warranties were made on and as of such time (except for changes contemplated by this Agreement and except for those representations and warranties which address matters as of a particular date which shall remain true and correct as of such date);

              (ii) all covenants and obligations of this Agreement to be performed by Buyer on or before the Closing have been so performed in all material respects; and

              (iii) the conditions to closing set forth in this Section 7.2 have been satisfied in full (unless otherwise waived by the Seller in accordance with the terms hereof).

          (d) Secretary's Certificate. Seller shall have received from the
              -----------------------
Company a certificate, executed by the Secretary or Assistant Secretary of Buyer, certifying as to (i) the terms and effectiveness of the Certificate of Incorporation and Bylaws of the Company, in each case as amended, and (ii) the accuracy and completeness of the resolutions of the Board of Directors of Buyer approving this Agreement, the Acquisition and the other transactions contemplated hereby.

          (e) Certificate of Good Standing. Seller shall have received a
              ----------------------------
certificate of good standing of Buyer from the Secretary of State of the State of Delaware within a reasonable period prior to the Closing Date.

          (f) No Material Adverse Change. There shall not have occurred any
              --------------------------
material adverse change in the business, assets, results of operations or financial condition of Buyer since the date of this Agreement.

          (g) Escrow Agreement. The Escrow Agreement shall have been executed
              ----------------
and delivered by Buyer and the Escrow Agent.

          (h) Legal Opinion. Seller shall have received a legal opinion from
              -------------
Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to Buyer, substantially in the form of Exhibit C hereto.
                                    ---------

          (i) Letter Agreement. That certain side letter agreement between
              ----------------
Seller and Company regarding certain development points shall have been executed and delivered by the Company.

     7.3 Additional Conditions to the Obligations of Buyer. The obligation of Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Seller and the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing as though such representations and warranties were made on and as of the Closing (except for changes contemplated by this Agreement and except for those representations and warranties which address matters as of a particular date which shall remain true and correct as of such date).

          (b) Covenants. Seller and the Company shall have performed and
              ---------
complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Closing.

          (c) Litigation. There shall be no bona fide action, suit, claim or
              ----------
proceeding pending against Parent, Buyer, Seller or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

          (d) No Material Adverse Change. There shall not have occurred any
              --------------------------
material adverse change in the business, assets (including intangible assets), financial condition, results of operations of the Company since the date of this Agreement.

          (e) Third Party Consents. Buyer shall have received all consents,
              --------------------
waivers, approvals, and assignments listed on Schedule 7.3(e) hereto.

          (f) Services Agreements. The Services Agreements, substantially in the form set forth in Exhibit C hereto, having a duration of not less than five
                  ---------
years from the Closing Date, and in form and substance satisfactory to Buyer, shall have been executed and delivered by McCann-Erickson.

          (g) Key Employee Employment Agreements. Each of Don Fitzpatrick, Minna
              ----------------------------------
Valentine and Bill Hewitt (the "Key Employees") shall have executed and
                                     -------------
delivered to Buyer an Employment and Non-competition Agreement, and all such Employment and Non-competition Agreements shall be in full force and effect.

          (h) Additional Employment Arrangements. At least ninety percent (90%)
              ----------------------------------
of the persons listed on Schedule 7.3(h) hereto that were offered regular "at-will" employment with Buyer (or the Company following the Closing) shall have accepted such regular "at will" employment with Buyer (or the Company following the Closing) on terms reasonably satisfactory to Buyer.

          (i) Escrow Agreement. The Escrow Agreement shall have been executed
              ----------------
and delivered by Parent, Seller and the Escrow Agent.

          (j) Non-Competition Agreement. Parent and Seller shall have executed
              -------------------------
and delivered to Buyer the Non-Competition Agreement.

          (k) Resignations of Directors. The directors of the Company shall have
              -------------------------
signed and tendered their resignation from their positions as directors of the Company, in each case effective as of the Closing Date.

          (l) Legal Opinion. Buyer shall have received a legal opinion from in-
              -------------
house legal counsel to Seller and the Company, substantially in the form of Exhibit D hereto.
---------

          (m) Certificate of Parent, Seller and the Company. Buyer shall have
              ---------------------------------------------
been provided with a certificate executed on behalf of Parent by a duly authorized officer of Parent, executed on behalf of Seller by a duly authorized officer of Seller and executed on behalf of the Company by its President and Treasurer to the effect that, as of the Closing:

              (i) all representations and warranties made by Parent, Seller and the Company in this Agreement are true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Closing as though such representations and warranties were made on and as of the Closing except for changes contemplated by this Agreement and except for those representations and warranties which address matters as of a particular date which remain true and correct as of such date;

              (ii) all covenants and obligations of this Agreement to be performed by Parent, Seller and the Company on or before such date have been so performed in all material respects; and

              (iii) the conditions set forth in Section 7.3 have been satisfied in full (unless otherwise waived by Buyer in accordance with the terms hereof).

          (n) Secretary's Certificate. Buyer shall have received from the
              -----------------------
Company a certificate, executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the Articles of Incorporation and Bylaws of the Company, in each case as amended, and (ii) the accuracy and completeness of the resolutions of the Board of Directors of the Company and its sole stockholder approving this Agreement, the Acquisition and the other transactions contemplated hereby.

          (o) Certificate of Good Standing. Buyer shall have received a
              ----------------------------
certificate of good standing of the Company from the Secretary of State of the State of Kentucky, dated within a reasonable period prior to the Closing Date.

          (p) Certified Articles of Incorporation. Buyer shall have received a
              -----------------------------------
copy of the Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Kentucky within a reasonable period prior to the Closing.

          (q) Letter Agreement. That certain side letter agreement between
              ----------------
Seller and Company regarding certain development points shall have been executed and delivered by Seller.

                                 ARTICLE VIII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     8.1  Survival of Representations and Warranties.  All of Parent's, Buyer's,
          ------------------------------------------
Seller's and the Company's representations and warranties in this Agreement shall survive the Closing and continue until the date which is one year following the Closing Date (the "Expiration Date"); provided, however that (i) the representations and warranties set forth in Section 2.3 (Company Capital Structure), Section 2.20 (Environmental Matters) and Section 3.1 (Ownership) and Parent and Seller's covenants in Section 6.14 (Transfer of Assets) shall not terminate, (ii) the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 (Tax Matters) and the covenants set forth in Section 6.13 (Tax Matters) shall survive until the expiration of all applicable statutes of limitation, or extensions thereof, governing each Tax or Return related to such Tax, and (iii) Parent's and Seller's covenant in Section 6.15 (Trade Secrets, Know-how and Confidential Information) shall survive until the date which is five years following the Closing Date.

     8.2  Indemnification by Parent and Seller.  Parent and Seller agree,
          ------------------------------------
jointly and severally, to indemnify and hold Buyer and its officers, directors and affiliates (the "Buyer Indemnified Parties") harmless against all claims,
                     -------------------------
losses, liabilities, damages, deficiencies, cost and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred by Buyer, its
                ----                    ------
officers, directors or affiliates (including the Company) directly or indirectly as a result of (i) any breach or inaccuracy of a representation or warranty of the Company, Seller or Parent contained in this Agreement, or (ii) any failure by the Company, Seller or Parent to perform or comply with any covenant contained in this Agreement, including without limitation any failure by Seller to deliver to Buyer the Stock Consideration Reduction, if applicable, in accordance with the terms of Section 1.6 of this Agreement or to pay the Taxes which are the responsibility of Parent and/or Seller under Section 6.13. Neither Parent nor Seller shall have any right of contribution from the Company with respect to any Loss claimed by a Buyer Indemnified Party.

     8.3  Claims Against the Escrow Fund.  The procedure for satisfaction of
          ------------------------------
claims with respect to any Loss claimed by a Buyer Indemnified Party for which such Buyer Indemnified Party seeks recourse against the Escrow Fund established as partial security for the indemnity provided in Section 8.2 is set forth in the Escrow Agreement.

     8.4  Limitations on Parent and Seller Indemnification.
          ------------------------------------------------

          (a) No claim for indemnification may be made by the Buyer under
Article VIII until the amount of all Losses suffered by the Buyer exceeds five hundred thousand dollars ($500,000) (in which event the Buyer shall be entitled to claim the whole of the amount thereof and not merely the excess).

          (b) In no event shall the aggregate indemnity obligations of Parent and Seller under this Article VIII exceed an amount equal to the Purchase Price.

          (c) In case any event shall occur which would otherwise entitle Buyer to assert a claim for indemnification hereunder, no Loss shall be deemed to have been sustained by Buyer to the extent of any proceeds received by Buyer from any insurance policy with respect thereto.

     8.5  Indemnification by Buyer.  Buyer agrees to indemnify and hold Parent,
          ------------------------
Seller and their respective officers, directors and affiliates (the "Seller
                                                                     ------
Indemnified Parties") harmless against all Losses incurred by Parent, Seller,
-------------------
their respective officers, directors and affiliates directly or indirectly as a result of (i) any breach or inaccuracy of a representation or warranty of Buyer contained in this Agreement, or (ii) the operation of the business of the Company after the Closing with respect to facts and circumstances that arise after the Closing; provided, however that notwithstanding the foregoing, the Seller Indemnified Parties shall not be entitled to indemnification with respect to any Loss to the extent attributable to (i) any breach or inaccuracy of a representation or warrants of the Company, Seller or Parent contained in this Agreement, or (ii) any failure by the Company, Seller or Parent to perform or comply with any covenant contained in this Agreement.

     8.6  Limitations on Buyer Indemnification.
          ------------------------------------

          (a) No claim may be made by Parent or Seller under this Article VIII until the amount of all Losses suffered by Parent and/or Seller exceeds five hundred thousand dollars ($500,000) (in which event Parent and Seller shall be entitled to claim the whole of the amount thereof and not merely the excess).

          (b) In no event shall the indemnity obligations of Buyer under this
Article VIII exceed the Purchase Price.

          (c) In case any event shall occur which would otherwise entitle Parent and Seller to assert a claim for indemnification hereunder, no Loss shall be deemed to have been sustained by Parent or Seller to the extent of any proceeds received by Parent and/or Seller from any insurance policy with respect thereto.

     8.7  Claims Procedure.  The procedure for satisfaction of claims with
          ----------------
respect to any Loss claimed by an Indemnified Party for which such Indemnified Party seeks recourse against the indemnifying party for the indemnity provided in Section 8.2 or for the indemnity provided in Section 8.5 is as follows:

          (a) Procedure and Dispute Resolution. If an Indemnified Party shall
              --------------------------------
have a claim of indemnification pursuant to this Section 8.7 (an "Indemnity
                                                                  ---------
Claim"), it will promptly give written notice thereof (the "Claim Notice") to
-----                                                       ------------
the indemnifying party, including therein a brief description of the facts upon which such claim is based and the amount thereof, to the extent that it can be ascertained but failure to do so shall not affect the rights or remedies of the Indemnified Party (except to the extent of any actual prejudice caused thereby). In the event that the indemnifying party disputes the validity or amount of any Indemnity Claim, prior to taking any other action, the Indemnified Party and the indemnifying party shall attempt in good faith to agree upon the rights of the respective parties with respect to such Indemnity Claim. If any such dispute is not settled within thirty (30) days from the delivery of the Claim Notice, the Indemnified Party, on the one hand, the indemnifying party, on the other hand, may demand arbitration of the matter in accordance with the procedures of
Section 8.7(c) unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration.

          (b) Arbitration. Any dispute or claim arising under this Section 8.7
              -----------
shall be finally settled by binding arbitration in Santa Clara County, California under the rules then in effect of the American Arbitration Association (the "AAA") by one arbitrator who is a member of the AAA and who is
                  ---
selected in accordance with the rules then in effect of the AAA. At the request of either party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgement of the powers of the arbitrator. The arbitrator shall also have the power to grant temporary or permanent injunctive or other equitable relief, including any interim or conservatory relief, as necessary. The parties hereto agree not to submit a dispute subject to this
Section 8.7 to any federal, state, local or foreign court except as may be necessary to enforce the arbitration procedures of this Section 8.7 or to enforce an arbitration award. The arbitrator may award to the prevailing party, if any, as determined by the arbitrators, its costs and fees incurred in connection with any arbitration or related judicial proceeding hereunder. Cost and fees awarded may include, without limitation, attorneys' fees, expert and other witness fees, travel expenses, and out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage and courier fees). Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

          (c) Third Party Claims. In the event an Indemnified Party becomes
              ------------------
aware of a third-party claim in respect of which such Indemnified Party believes indemnity may be sought pursuant to this Section 8.7, such Indemnified Party shall notify the indemnifying party of such claim and will give the indemnifying party such information, records and materials with respect thereto as the indemnifying party may reasonably request, but failure to give such notice shall not relieve the indemnifying party of any liability hereunder (except to the extent that the indemnifying party has suffered actual prejudice by such failure). The indemnifying party shall have the right to participate in (but not control), at its own expense, the defense of such claim. The Indemnified Party shall have the right in its sole discretion to settle any such claim; provided, however that except with the consent of the indemnifying party, no settlement of any claim with third-party claimants shall be determinative of the amount of any claim against the indemnifying party pursuant to this Section 8.7. In the event that the indemnifying party has consented to any such settlement, the indemnifying party shall have no power or authority to object under any provision of this Article VIII to the amount of any claim by such Indemnified Party against the indemnifying party with respect to such settlement.

                                  ARTICLE IX


                       TERMINATION, AMENDMENT AND WAIVER

     9.1  Termination.  This Agreement may be terminated and the Acquisition
          -----------
abandoned at any time prior to the Closing:

          (a) by mutual written agreement of Parent, Seller and Buyer;

          (b) by Buyer or Parent, if: (i) the Closing has not occurred by July 19, 2000; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

          (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of any portion of the business of the Company or (ii) compel Buyer or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Buyer as a result of the Acquisition;

          (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, Seller or Parent and such breach has not been cured within ten (10) calendar days after written notice to the Company and Seller; provided, however,
                                                              --------  -------
that, no cure period shall be required for a breach which by its nature cannot be cured;

          (e) by Parent if neither Parent, Seller nor the Company is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within ten (10) calendar days after written notice to Buyer; provided, however, that no
                                                      --------  -------
cure period shall be required for a breach which by its nature cannot be cured;

          (f) by Buyer if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement.

     9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, Parent, Seller or the Company or their respective officers, directors or stockholders, provided that
                                                                 --------
each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 6.3, 6.4 and 6.5,
             -------- -------
Article X and this Section 9.2 shall remain in full force and effect and survive any termination of this Agreement.

     9.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.4  Extension; Waiver.  At any time prior to the Closing, Buyer, on the
          -----------------
one hand, and Parent, Seller, and the Company, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              GENERAL PROVISIONS

     10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by certified or express mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however,
                                                           --------  -------
that notices sent by mail will not be deemed given until received:

          (a)  if to Buyer at any time or to the Company after the Closing, to:

               Mediaplex, Inc.
               177 Steuart Street, Suite 200
               San Francisco, CA 94105
               Attention:  Alan Raifman, General Counsel
               Telephone:  (415) 808-1900
               Facsimile:  (415) 808-1901

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Michelle L. Whipkey, Esq.
               Telephone:  (650) 493-9300
               Facsimile:  (650) 493-6811

          (b)  if to Parent, to:

               The Interpublic Group of Companies, Inc.
               1271 Avenue of the Americas, 44th Floor
               New York, NY 10020
               Telephone:  (212) 399-8093
               Facsimile:  (212) 399-8086
               Attention:  Sean Orr, Chief Financial Officer

               with a copy to:

               The Interpublic Group of Companies, Inc.
               1271 Avenue of the Americas, 44th Floor
               New York, NY 10020
               Telephone:  (212) 399-8277
               Facsimile:  (212) 399-8280
               Attention:  Mitchell S. Gendel, Esq.

          (c)  If to Seller, to:

               McCann-Erickson USA, Inc.
               750 Third Avenue
               New York, NY 10017
               Attention:  Sal LaGreca
               Telephone:  (212) 984-2052
               Facsimile:  (212) 984-2629

               with a copy to:

               The Interpublic Group of Companies, Inc.
               1271 Avenue of the Americas, 44th Floor
               New York, NY 10020
               Telephone:  (212) 399-8277
               Facsimile:  (212) 399-8280
               Attention:  Mitchell S. Gendel, Esq.

          (d)  If to the Company before the Closing, to:

               AdWare Systems, Inc.
               Waterside Building, Suite 1000
               101 East Main Street
               Louisville, KY 40202
               Telephone:  (502) 568-5000
               Facsimile:  (502) 568-5179
               Attention:  Don Fitzpatrick

               with a copy to:

               The Interpublic Group of Companies, Inc.
               1271 Avenue of the Americas, 44th Floor
               New York, NY 10020
               Telephone:  (212) 399-8277
               Facsimile:  (212) 399-8280
               Attention:  Mitchell S. Gendel, Esq.

     10.2  Interpretation.  The words "include," "includes" and "including" when
           --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.4  Entire Agreement; Assignment.  This Agreement, the Exhibits hereto,
           ----------------------------
the Nondisclosure Agreements, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except that Buyer may assign its rights and delegate its obligations hereunder to its affiliates as long as Buyer remains ultimately liable for all of Buyer's obligations hereunder.

     10.5  Severability.  In the event that any provision of this Agreement or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6  Other Remedies.  Except as otherwise provided herein and except for
           --------------
any breach of a representation or warranty of Parent, Seller, the Company or Buyer (the exclusive remedy for which shall be indemnification under Article
VIII), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.7  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within San Francisco County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     10.8  Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Buyer, Parent, Seller and the Company have caused this Agreement to be signed, all as of the date first written above.

MEDIAPLEX, INC.                     THE INTERPUBLIC GROUP OF
                                    COMPANIES, INC.

By:____________________________     By:____________________________
   Name:                               Name:
   Title:                              Title:

ADWARE SYSTEMS, INC.                McCANN-ERICKSON USA, INC.

By:____________________________     By:_____________________________
   Name:                               Name:
   Title:                              Title:



                         [SHARE ACQUISITION AGREEMENT]